Exhibit 99.1

Equitrans Midstream Corporation Announces Executive Succession

Diana M. Charletta Appointed Chief Executive Officer

Thomas F. Karam Appointed Executive Chairman

Canonsburg, PA (September 7, 2023) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced that Thomas F. Karam will step down from his role as chief executive officer of Equitrans Midstream (Equitrans or Company) to become the Company's executive chairman; and Diana M. Charletta, currently president and chief operating officer of Equitrans, will succeed Mr. Karam as Equitrans' newly appointed chief executive officer. The executive appointments are effective January 1, 2024, and both Mr. Karam and Ms. Charletta will continue to serve as members of the Equitrans Board of Directors following the leadership transition.

"Nearly five years ago, Equitrans Midstream was launched as an independent, publicly traded company, and, since the beginning, we have been steadfast and resilient, persevering through challenges that many had thought were insurmountable," said Mr. Karam. "We are targeting completion of the Mountain Valley Pipeline project by year-end and believe this is the right time to execute on our long-planned leadership succession strategy. Equitrans has a long history, a comprehensive asset footprint across the Appalachian Basin, and a very bright future. With deep-rooted operational experience, Diana is a respected leader among her peers and across the organization, and I am confident in her ability to successfully execute on our strategic priorities."

"I am proud to lead the organization into its next chapter and excited for the opportunity to guide the remarkable people who have established a culture that is committed to safety, environmental stewardship, operational excellence, and integrity,” said Ms. Charletta. “As we prepare for MVP in-service, I am also eager to explore the opportunities that the new takeaway capacity is positioned to present. We will work to continue to provide innovative solutions for our customers, to further optimize our assets and improve capital efficiency, and to operate safely and responsibly, all with a focus on driving meaningful value for Equitrans."

"On behalf of the Board of Directors, I thank Tom for the leadership that only someone with his experience, expertise, and determination could have provided during the course of the past five years," said Robert F. Vagt, Equitrans' lead independent director. "In particular, and in the face of unprecedented challenges to the MVP project, it was his ability to navigate the legal, operational, and legislative labyrinth, which ultimately resulted in the inclusion of MVP in the Fiscal Responsibility Act of 2023. During this same period, Diana continued to prove herself an exceptional leader, combining her operational expertise with strategic corporate vision. Going forward, we are both pleased and very proud to have Diana leading Equitrans and grateful for Tom's continuing support as executive chairman."

Mr. Karam has served as the Company's chief executive officer since September 2018 and was appointed chairman of the Board in July 2019. Ms. Charletta has served as Equitrans' chief operating officer since September 2018, was appointed president and chief operating officer in July 2019, and was appointed to the Board in April 2022.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located infrastructure assets in the Marcellus and Utica regions, Equitrans has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 140-year history in the energy industry, Equitrans was launched as a standalone company in 2018 with a vision to be the premier midstream services provider in North America. While working to meet America's growing need for clean-burning energy, Equitrans is proud of its environmental, social, and governance (ESG) practices, striving every day to preserve and protect the environment, provide an engaging workplace for its employees, support and enrich its local communities, and to deliver sustained value for customers and shareholders. Visit www.equitransmidstream.com; and to learn more about our ESG practices visit Equitrans Sustainability Reporting.

Analyst inquiries:

Nate Tetlow – Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie Cox – Vice President, Communications and Corporate Affairs

412-395-3941

ncox@equitransmidstream.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as "anticipate," "estimate," "could," "would," "will," "may," "assume," "aspire," "design," "potential," "focused," "forecast, " "approximate," "opportunity," "objective," "expect," "project," "intend," "plan, " "aim," "believe," "target," "outlook," "seek," "strive," "view," "continue," "goal," "guidance," "strategy," "scheduled," "position," "pursue," "predict," "budget" and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the ability of the Company to complete and bring into service the MVP, and timing for doing so; characterizations regarding Equitrans’ future; the ability to execute on and realize Equitrans’ vision; and the scope of opportunities that ultimately may be identified and/or realized with new MVP takeaway capacity. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as updated by the Company’s subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Source: Equitrans Midstream Corporation

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